EXHIBIT 99.1 NEWS RELEASE
INVESTOR RELATIONS CONTACTS:
J. Eric Bjornholt – CFO	(480) 792-7804
Gordon Parnell – Vice President of Business Development
and Investor Relations	(480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS
FOR THE FOURTH QUARTER AND FISCAL YEAR 2009

•	For the quarter ending March 31, 2009:

▪	Net sales of $173.3 million, down 9.8% sequentially

▪	On a GAAP basis:

-	Gross margin of 48.5%; Operating profit of 11.0%; Net income of $22.8 million and 13.2% of net sales; EPS of 12 cents per diluted share

▪	On a non-GAAP basis:

-	Gross margin of 49.3%; Operating profit of 19.3%; Net income of $27.9 million and 16.1% of net sales; EPS of 15 cents per diluted share

▪	Maintained quarterly dividend at 33.9 cents per share

•	For Fiscal Year 2009:

▪	Net sales of $903.3 million

▪	On a GAAP basis:

-	Net income of $248.8 million and EPS of $1.33 per diluted share

▪	On a non-GAAP basis:

-	Net income of $235.2 million and EPS of $1.27 per diluted share

▪	Record annual development system shipments of 136,531, an increase of 16.9% over fiscal year 2008

CHANDLER, Arizona – May 7, 2009 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller and analog semiconductors, today reported results for the three months and fiscal year ended March 31, 2009.  Net sales for the fourth quarter of fiscal year 2009 were $173.3 million, down 9.8% sequentially from net sales of $192.2 million in the immediately preceding quarter, and down 33.5% from net sales of $260.4 million in the prior year’s fourth quarter.  GAAP net income for the fourth quarter of fiscal year 2009 was $22.8 million, or 12 cents per diluted share, down 68.8% from GAAP net income of $73.2 million, or 40 cents per diluted share, in the immediately preceding quarter, and down 70.2% from GAAP net income of $76.7 million, or 40 cents per diluted share, in the prior year’s fourth quarter.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
Fourth Quarter and Fiscal Year
2009 Financial Results

Non-GAAP net income for the fourth quarter of fiscal year 2009 was $27.9 million, or 15 cents per diluted share, down 32.2% from non-GAAP net income of $41.2 million, or 23 cents per diluted share, in the immediately preceding quarter, and down 64.8% from non-GAAP net income of $79.2 million, or 42 cents per diluted share, in the prior year’s fourth quarter.  For the fourth fiscal quarter, our non-GAAP results exclude any gain or loss on trading securities, the effect of share-based compensation, the impact of our recent acquisitions, the acquisition of a patent portfolio license, and acquisition-related expenses relating to the Atmel transaction from which we have withdrawn.  A reconciliation of our non-GAAP and GAAP results is included in this press release.

Net sales for the fiscal year ended March 31, 2009 were $903.3 million, a decrease of 12.8% from net sales of $1,035.7 million in the prior fiscal year.  On a GAAP basis, net income for the fiscal year ended March 31, 2009 was $248.8 million, or $1.33 per diluted share, a decrease of 16.4% from net income of $297.7 million, or $1.40 per diluted share in the prior fiscal year.

On a non-GAAP basis, net income for the fiscal year ended March 31, 2009 was $235.2 million, or $1.27 per diluted share, a decrease of 28.8% from net income of $330.4 million, or $1.57 per diluted share, in the prior fiscal year.  For fiscal years 2008 and 2009, our non-GAAP results exclude the items mentioned above and non-recurring favorable tax events and our sale of Fab 3 in Puyallup, Washington.  A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors has declared a quarterly cash dividend on its common stock of 33.9 cents per share.  The quarterly dividend is payable on June 4, 2009 to stockholders of record on May 21, 2009.  Microchip initiated quarterly cash dividend payments in the third quarter of fiscal year 2003.

“During the March quarter we saw improvement in the overall business environment,” said Steve Sanghi, Microchip’s President and CEO.  “Our total backlog bottomed out early in the quarter and then gradually showed modest improvement through the remainder of the quarter.  Our book-to-bill ratio for the March quarter was 1.04.  We were pleased to end the quarter modestly better than the midpoint of our revenue guidance given on March 10, 2009 and at the high end of our earnings per share guidance.  The earnings per share achievement was driven by excellent control of our operating expenses.  I want to thank all of Microchip’s employees for the sacrifices they have made, as well as for their overall diligence in driving the reductions in operating expenses.”

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2009 Financial Results

“In the March quarter, we achieved GAAP gross margins of 48.5% and non-GAAP gross margins of 49.3%, which were slightly lower than our internal plan due to lower utilization levels in our wafer fabrication facilities.  We expect that gross margins bottomed out in the March quarter, and expect improving gross margins in the June quarter.  During the March quarter we ran our wafer fabs at 57% of the peak levels in the September 2008 quarter, which allowed us to reduce the days of inventory on our balance sheet to 134 days at March 31, 2009, compared to 143 days at the end of December,” continued Mr. Sanghi.

“Our 16-bit product line revenue was up 6% sequentially, and was up 21% from a year ago, demonstrating the overall momentum we have in this product line, particularly in this difficult environment,” said Ganesh Moorthy, Executive Vice President.  “We are encouraged by the excellent growth we have continued to see in the number of 16-bit volume customers as we continue to gain market share.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “Inventory levels on Microchip’s balance sheet decreased by $5.0 million in the March quarter compared to the December 2008 quarter.  Deferred income on shipments to distributors fell by $14.5 million in the March quarter, and days of inventory in the distribution channel decreased from 41 days to 38 days.  With inventory days and dollars declining on our balance sheet and at our distributors, we are continuing to make good progress in right-sizing our inventory position.”

Mr. Sanghi concluded, “With the backdrop of the continued global economic crisis and limited visibility, Microchip is not providing revenue guidance at this time.  However, for our internal activities, we are planning revenue for the quarter ending June 30, 2009 to be approximately $182 million, or up about 5% sequentially.”

Microchip’s Recent Highlights:

•
Microchip announced its next-generation low-power PIC® microcontroller families with nanoWatt XLP™ eXtreme Low Power Technology for the world’s lowest sleep currents—as low as 20 nA.  These three new 8- and 16-bit microcontroller families join three other recent 8-bit families that are all part of the nanoWatt XLP portfolio, providing designers with a rich and compatible low-power migration path that includes on-chip peripherals for USB and mTouch™ sensing solutions.  This industry-leading combination of low power consumption and functionality makes these PIC microcontrollers ideal for any battery-powered or power-constrained application.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2009 Financial Results

•
During the March quarter, Microchip shipped 33,514 new development systems, demonstrating the continued strong interest in Microchip’s products.  In fiscal year 2009, Microchip shipped 136,531 development systems, a 16.9% increase over the previous fiscal year.  The total cumulative number of development systems shipped now stands at 769,316.

•
The Company recently acquired two private companies.  The first was HI-TECH Software, which is best known for its high-performance C compilers.  With the addition of the HI-TECH Software portfolio, Microchip now offers a complete suite of highly efficient compilers supporting all Microchip devices, from the smallest 8-bit PIC10 microcontroller to the largest 32-bit PIC32 microcontroller.  The HI-TECH acquisition also extends Microchip’s leadership in compiler technology by providing users with the option to develop their C code using the Mac OS X and Linux operating systems.  The second acquisition was R&E International, a developer of both standard and application-specific integrated circuits (ASICs) focusing on security and life-safety applications.  R&E International is a leader in developing innovative integrated circuits for smoke and carbon monoxide detectors and other life-safety systems.  With R&E International’s strong portfolio of products, Microchip will extend its strong market position in these security and life-safety applications.

•
Microchip won the EE Times ACE Award for Company of the Year and the EDN Innovation Award for its 32-bit PIC32 microcontroller family, among other honors for business leadership and product innovation.

•
In the area of 8-bit microcontrollers, the Company introduced one new microcontroller family and several development tools.  The PIC18F87J90 direct LCD-drive microcontrollers are the industry’s first 8-bit microcontrollers to include a Real-Time Clock and Calendar, and Charge Time Measurement Unit peripheral for capacitive touch sensing or precise time measurement.  To get started with this family, customers can use the new PICDEM™ LCD 2 Demo Board.

•
The PICDEM™ Lab Development Kit is a new comprehensive, entry-level development platform for all of Microchip’s 8-bit Flash PIC microcontrollers with 20 or fewer pins.  Geared toward educators, students and those who are new to microcontrollers, the kit comes with everything needed to quickly and easily develop applications.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2009 Financial Results

•
Microchip also expanded the security capabilities of the patented KEELOQ® authentication system.  The KEELOQ 3 Development Kit demonstrates these enhancements, including a patented secure-learning algorithm that prevents differential power-analysis attack techniques.  Additionally, the technology now supports 128-bit encryption keys, longer data transmissions and bi-directional communication authentication, and also supports alternative encryption algorithms, such as XTEA and AES.

•
In the 16-bit arena, Microchip introduced a new dsPIC33 Digital Signal Controller (DSC) family for digital power and lighting that provides up to twice the performance at a significantly lower price than Microchip’s first power-conversion DSC family.  The Company also introduced several development tools, reference designs and workshops to support development of digital-power and motor-control applications with its dsPIC® DSCs.

•
Microchip announced that embedded designers can now combine digital signal processing and microcontroller control code with the 32-bit PIC32 microcontroller family, using its no-cost, royalty-free High Performance DSP Library.  This new library, which was added to the MPLAB® C Compiler for PIC32 microcontrollers at no additional cost, enables a 22% increase in Fast Fourier Transform speeds.

•
The Company added to its analog portfolio with the MCP6561/2/4/6/7/9 family of high-speed (45 nS) comparators.  With rail-to-rail input and output, low operating voltage down to 1.8V, low quiescent current and package options with push-pull and open-drain outputs, the new devices provide a high level of performance for a wide variety of applications.

•
New memory products announced during the quarter included stand-alone serial SRAM devices, a series of I2C™ EEPROM devices with the lowest operating voltage available on the market, and several new serial EEPROM devices in small packages—including a Wafer-Level Chip Scale Package, a 5-pin SC-70 package, and a 5-pin SOT-23 package.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2009 Financial Results

First Quarter Fiscal Year 2010 Outlook:

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.

•
In light of the highly uncertain global economic conditions and limited visibility, Microchip is not providing revenue guidance at this time.  However, for our internal activities, we are planning revenue for the quarter ending June 30, 2009 to be approximately $182 million, or up about 5% sequentially.  All financial information provided below is based on this internal revenue plan of approximately $182 million.

•
Our internal plan for gross margin for the quarter ending June 30, 2009 is about 49% on a GAAP basis, and about 50% on a non-GAAP basis, prior to the effect of share-based compensation and the amortization of acquisition related intangibles.  Gross margin will be affected by the underutilization of our manufacturing facilities being charged to cost of goods sold in the quarter ending June 30, 2009.  Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions.

•
We expect operating expenses as a percentage of sales in the quarter ending June 30, 2009 to be approximately at the same levels as the March 31, 2009 quarter.  Operating expenses fluctuate over time, primarily due to revenue and profit levels.

•	The tax rate on a GAAP and non-GAAP basis for the quarter ending June 30, 2009 is expected to be approximately 13% to 15%.

•
Our internal plan for earnings per diluted share for the quarter ending June 30, 2009 is approximately 11 cents on a GAAP basis.  GAAP after tax earnings in the quarter ending June 30, 2009 will be impacted by approximately $0.9 to $1.2 million from the adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion.  FSP APB 14-1 will require us to record non-cash interest expenses of approximately $1.5 to $2.0 million in the quarter ended June 30, 2009, which we will exclude from our non-GAAP results.  The company currently has investments in trading securities that

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2009 Financial Results

are subject to mark-to-market adjustments.  We have assumed zero gain or loss on such securities for our internal target for GAAP EPS.  Our internal plan for earnings per share on a non-GAAP basis is approximately 16 cents, excluding the effect of share-based compensation expense, acquisition-related charges, non-cash interest expense and any mark-to-market adjustment on the value of our trading securities.

•
Our plan for capital expenditures for the quarter ending June 30, 2009 is approximately $4.5 million, predominantly consisting of previously committed capital that was pushed out of the prior fiscal year.  The current internal plan for capital for all of fiscal year 2010 is approximately $15 million.

•
Microchip’s Board of Directors authorized a stock buy back of up to 10.0 million shares in December 2007.  At March 31, 2009, approximately 2.5 million shares remained available for purchase under this program.  Future purchases will depend upon market conditions, interest rates and corporate considerations.

Use of Non-GAAP Financial Measures:

SFAS 123(R) requires us to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan (ESPP Plan), and to record a commensurate expense in our income statement.  Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant.  The price of our stock is affected by market forces that are difficult to predict and are not within the control of management.  The value of our trading securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management.  The non-GAAP adjustments related to the impact of our acquisitions of Hampshire Company, HI-TECH Software and R&E International are non-cash expenses related to such transactions.  Our sale of Fab 3 in Puyallup, Washington, our favorable settlement with the IRS, the favorable adjustment to tax reserves based on a clarification of tax regulations announced by the IRS, the retroactive reinstatement of the R&D tax credit, the tax benefit on resolution of a foreign tax matter; the acquisition of a patent portfolio license and our acquisition-related expenses relating to the abandonment of the Atmel transaction are one-time events in our business.  Accordingly, management excludes all of these items from its internal operating forecasts and models.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2009 Financial Results

We are using non-GAAP gross profit, non-GAAP research and development expenses, non-GAAP selling, general and administration expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, to permit additional analysis of our performance.  Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods.  Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our true operating costs.  Management uses these non-GAAP measures to manage and assess the profitability of its business.  Specifically, we do not consider such items when developing and monitoring our budgets and spending.  As described above the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature or to the one-time nature of the events.  Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP.  There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance.  Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts) (Unaudited)

	Three Months Ended March 31,		Three Months Ended March 31,
	2009	2008	2009	2008
Net sales	$173,253	$260,418	$903,297	$1,035,737
Cost of sales	89,286	101,784	386,793	410,799
Gross profit	83,967	158,634	516,504	624,938

Operating expenses:
Research and development	25,656	31,506	115,524	120,864
Selling, general and administrative	33,336	45,396	161,218	175,646
Special charges	5,934	-	6,434	26,763
	64,926	76,902	283,176	323,273

Operating income	19,041	81,732	233,328	301,665
Other income, net	9,881	7,089	3,922	49,320
Income before income taxes	28,922	88,821	237,250	350,985
Income tax provision (benefit)	6,093	12,169	(11,570)	53,237

Net income	$22,829	$76,652	$248,820	$297,748

Basic net income per share	$0.13	$0.41	$1.36	$1.44
Diluted net income per share	$0.12	$0.40	$1.33	$1.40

Basic shares used in calculation	182,392	186,969	183,158	207,220
Diluted shares used in calculation	184,168	191,261	186,788	212,048

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS

	March 31,	March 31,
	2009	2008
	(Unaudited)
Cash and short-term investments	$1,389,945	$1,324,790
Accounts receivable, net	88,525	138,319
Inventories	131,510	124,483
Other current assets	132,809	130,138
Total current assets	1,742,789	1,717,730

Property, plant & equipment, net	531,687	522,305
Long-term investments	50,826	194,274
Other assets	96,137	77,998

Total assets	$2,421,439	$2,512,307

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and other accrued liabilities	$71,714	$95,640
Deferred income on shipments to distributors	83,931	95,441
Total current liabilities	155,645	191,081

Convertible debentures	1,149,184	1,150,128
Long-term income tax payable	70,051	112,311
Deferred tax liability	51,959	21,460
Other long-term liabilities	3,834	1,104

Stockholders' equity	990,766	1,036,223

Total liabilities and stockholders' equity	$2,421,439	$2,512,307

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
 (in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Gross profit, as reported	$83,967	$158,634	$516,504	$624,938
Share-based compensation expense	1,200	1,553	5,845	6,191
Acquisition-related acquired inventory valuation costs and intangible asset amortization	238	-	546	-
Non-GAAP gross profit	$85,405	$160,187	$522,895	$631,129
Non-GAAP gross profit percentage	49.3%	61.5%	57.9%	60.9%

RECONCILIATION OF RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP
RESEARCH AND DEVELOPMENT EXPENSES
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Research and development expenses, as reported	$25,656	$31,506	$115,524	$120,864
Share-based compensation expense	(2,843)	(2,871)	(10,866)	(10,695)
Non-GAAP research and development expenses	$22,813	$28,635	$104,658	$110,169
Non-GAAP research and development expenses as a percentage of net sales	13.2%	11.0%	11.6%	10.6%

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Selling, general and administrative expenses, as reported	$33,336	$45,396	$161,218	$175,646
Share-based compensation expense	(4,081)	(4,261)	(15,770)	(15,960)
Acquisition-related intangible asset amortization	(157)	-	(285)	-
Non-GAAP selling, general and administrative expenses	$29,098	$41,135	$145,163	$159,686
Non-GAAP selling, general and administrative expenses as a percentage of net sales	16.8%	15.8%	16.1%	15.4%

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RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Operating income, as reported	$19,041	$81,732	$233,328	$301,665
Share-based compensation expense	8,124	8,685	32,481	32,846
Acquisition-related acquired inventory valuation costs and intangible asset amortization	395	-	831	-
Special charge – in-process R&D expenses	360	-	860	-
Special charge – patent portfolio license	4,000	-	4,000	-
Special charge – abandoned acquisition-related expenses	1,574	-	1,574	-
Special charge – sale of Fab 3	-	-	-	26,763
Non-GAAP operating income	$33,494	$90,417	$273,074	$361,274
Non-GAAP operating income as a percentage of net sales	19.3%	34.7%	30.2%	34.9%

RECONCILIATION OF NET INCOME AND DILUTED NET INCOME PER SHARE TO
NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Net income, as reported	$22,829	$76,652	$248,820	$297,748
Share-based compensation expense, net of tax effect	7,231	7,053	27,204	26,451
Acquisition-related acquired inventory valuation costs and intangible asset amortization, net of tax effect	352	-	710	-
Special charge – in-process R&D expenses, net of tax effect	320	-	731	-
Special charge – patent portfolio license, net of tax effect	3,600	-	3,600	-
Special charge – abandoned acquisition-related expenses, net of tax effect	968	-	968	-
Special charge – sale of Fab 3, net of tax effect	-	-	-	16,459
(Gain) loss on trading securities, net of tax effect	(7,392)	-	4,460	-
R&D tax credit reinstatement	-	-	(1,470)	-
Tax benefit related to IRS settlement and clarification in tax regulations	-	-	(49,847)	-
Tax benefit on resolution of foreign tax matter	-	-	-	(5,733)
Tax benefit related to favorable adjustment to tax reserves	-	(4,529)	-	(4,529)
Non-GAAP net income	$27,908	$79,176	$235,176	$330,396
Non-GAAP net income as a percentage of net sales	16.1%	30.4%	26.0%	31.9%

Diluted net income per share, as reported	$0.12	$0.40	$1.33	$1.40
Non-GAAP diluted net income per share	$0.15	$0.42	$1.27	$1.57

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2009 Financial Results

Conference Call and Updates:

Microchip will host a conference call today, May 7, 2009 at 5:00 p.m. (Eastern Time) to discuss this release.  This call will be simulcast over the Internet at www.microchip.com.  The webcast will be available for replay until May 14, 2009.

A telephonic replay of the conference call will be available at approximately 7:00 p.m. (Eastern Time) May 7, 2009 and will remain available until 5:00 p.m. (Eastern Time) on May 14, 2009.  Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 3474144.

Cautionary Statement:

The statements in this release relating to gross margins bottomed out in the March quarter, improving gross margins in the June quarter, overall momentum in our 16-bit product line, being encouraged by the excellent growth in our 16-bit products, continuing to gain market share in 16-bit, continuing to make good progress in right sizing our inventory position, planning revenue for the June quarter of $182 million, up about 5% sequentially, continued strong interest in our products, the R&E transaction extending our strong market position, the HI-TECH transaction extending our leadership in compiler technology, our internal plan for the June quarter with respect to revenue, GAAP and Non-GAAP gross margin, operating expenses as a percentage of sales, GAAP and Non-GAAP tax rate, GAAP and Non-GAAP earnings per share, capital expenditures for the June quarter and for fiscal 2010 and gross margins being affected by the underutilization of our manufacturing facilities are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the level of continued adverse economic conditions in the U.S. and global economies, changes in demand or market acceptance of our products and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; the impact of any significant acquisitions that we make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; disruptions in our business or the businesses of our customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2009 Financial Results

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q.  You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s Web site (www.microchip.com) or the SEC's Web site (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 7, 2009 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller and analog semiconductors, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip Web site at www.microchip.com.

The Microchip name and logo, PIC, KEELOQ, and dsPIC are registered trademarks of Microchip Technology Inc. in the USA and other countries.  nanoWatt XLP, and PICDEM are trademarks of Microchip Technology Inc.  All other trademarks mentioned herein are the property of their respective companies.

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